Exhibit 3.5
[Seal]
DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz


Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 1


                                              ABOVE SPACE IS FOR OFFICE USE ONLY

   (Pursuant to Nevada Revised Statutes Chapter 92A) (excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than two constituent entities, check box and attach an 8 112".x 11 " blank sheet listing the entities continued from article one.

EGTH, Inc.
Name of acquired entity

Florida :                                  Corporation
Jurisdiction                               Entity type *


and,

Edgetech International, Inc.
Name of acquiring entity

Nevada                                     Corporation
Jurisdiction                               Entity type *

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company orbusiness trust.
Filing Fee: $350.00

This form must be accompanied by appropriate fees.

[Seal]
DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 2

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

3) Owner's approval (NRS 92A.200)(options a b,or c must be used for each entity) (if there are more than two constituent entities, check box and attach an 8 112",x 11 " blank sheet listing theentities continued from article three):

         (a)      Owner's approval was not required from

                  Name of acquired entity, if applicable

                  and, or;

                  Name of acquiring entity, if applicable

         (b)      The plan was approved by the required consent of the owners of
                  *-

                  EGTH, Inc.

                  Name of acquired entity, if applicable

                  and, or;

                  Edgetech International, Inc.

                  Name of acquiring entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

This form must be accompanied by appropriate fees.

[Seal]
DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 3

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

         (c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

                  The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

                  Name of acquired entity, if applicable

                  and, or;

                  Name of acquiring entity, if applicable 4)

Location of Plan of Exchange (check a or b):

         (a)      The entire plan of exchange is attached;

or,

     X   (b)      The entire plan of exchange is on file at the registered
                  office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

This form must be accompanied by appropriate fees.

[Seal]
DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 4

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

5)       Effective date (optional)*:

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)** (if there are more than two constituent entities, check box [ ] and attach an 8 1/2 x 11" blank sheet listing the entities continued from article eight):

EGTH, Inc.
Name of acquired entity
                                President                    April , 2006
Signature /s/ Lev Parnas        Title                        Date

Edgetech International, Inc.
Name of acquiring entity

Signature /s/ Jeffrey Martin    President                    April , 2006
                                Title                        Date

President : Title

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

**The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. IMPORTANT:
Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.